77Q1
Legg Mason Partners Variable Money Market Portfolio
N4H5

MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC
      This MANAGEMENT AGREEMENT ("Agreement") is made
this 27th day of April, 2007, by and between Legg
Mason Partners Variable Income Trust (the "Trust") and
Legg Mason Partners Fund Advisor, LLC, a Delaware
limited liability company (the "Manager").
      WHEREAS, the Trust is a Maryland business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the
"1940 Act");
      WHEREAS, the Manager is engaged primarily in
rendering investment advisory, management and
administrative services and is registered as an
investment adviser under the Investment Advisers Act
of 1940, as amended;
      WHEREAS, the Trust wishes to retain the Manager
to provide investment advisory, management, and administrative services to the Trust with respect to the series of the Trust designated in Schedule A
annexed hereto (the "Fund"); and
      WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;
      NOW THEREFORE, in consideration of the promises
and mutual covenants herein contained, it is agreed as
follows:
              1.	The Trust hereby appoints the
Manager to act as investment adviser and administrator
of the Fund for the period and on the terms set forth
in this Agreement.  The Manager accepts such
appointment and agrees to render the services herein
set forth, for the compensation herein provided.
              2.	The Fund shall at all times keep the
Manager fully informed with regard to the securities
owned by it, its funds available, or to become
available, for investment, and generally as to the
condition of its affairs.  It shall furnish the
Manager with such other documents and information with
regard to its affairs as the Manager may from time to
time reasonably request.
              3.	(a)	Subject to the supervision of
the Trust's Board of Trustees (the "Board"), the
Manager shall regularly provide the Fund with
investment research, advice, management and
supervision and shall furnish a continuous investment
program for the Fund's portfolio of securities and
other investments consistent with the Fund's
investment objectives, policies and restrictions, as
stated in the Fund's current Prospectus and Statement
of Additional Information.  The Manager shall
determine from time to time what securities and other investments will be purchased (including, as permitted in accordance with this paragraph, swap agreements,
options and futures), retained, sold or exchanged by
the Fund and what portion of the assets of the Fund's portfolio will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the Trust's Declaration of Trust and By-
Laws (collectively, the "Governing Documents"), the
1940 Act, and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") and interpretive guidance issued thereunder by the SEC staff and any other
applicable federal and state law, as well as the
investment objectives, policies and restrictions of
the Fund referred to above, and any other specific
policies adopted by the Board and disclosed to the
Manager.  The Manager is authorized as the agent of
the Trust to give instructions to the custodian of the
Fund as to deliveries of securities and other
investments and payments of cash for the account of
the Fund.  Subject to applicable provisions of the
1940 Act and direction from the Board, the investment
program to be provided hereunder may entail the
investment of all or substantially all of the assets
of the Fund in one or more investment companies.  The
Manager will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency
dealer, futures commission merchant or others selected
by it.  In connection with the selection of such
brokers or dealers and the placing of such orders,
subject to applicable law, brokers or dealers may be
selected who also provide brokerage and research
services (as those terms are defined in Section 28(e)
of the Securities Exchange Act of 1934, as amended
(the "Exchange Act")) to the Funds and/or the other
accounts over which the Manager or its affiliates
exercise investment discretion.  The Manager is
authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which
is in excess of the amount of commission another
broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in
relation to the value of the brokerage and research
services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Manager and its affiliates have with respect
to accounts over which they exercise investment
discretion.  The Board may adopt policies and
procedures that modify and restrict the Manager's
authority regarding the execution of the Fund's
portfolio transactions provided herein.  The Manager
shall also provide advice and recommendations with
respect to other aspects of the business and affairs
of the Fund, shall exercise voting rights, rights to
consent to corporate action and any other rights
pertaining to the Fund's portfolio securities subject
to such direction as the Board may provide, and shall
perform such other functions of investment management
and supervision as may be directed by the Board.  The
Manager may execute on behalf of the Fund certain
agreements, instruments and documents in connection
with the services performed by it under this
Agreement.  These may include, without limitation,
brokerage agreements, clearing agreements, account documentation, futures and option agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the
Manager believes are appropriate or desirable in
performing its duties under this Agreement.
        (b)	Subject to the direction and control of
the Board, the Manager shall perform such
administrative and management services as may from
time to time be reasonably requested by the Fund as
necessary for the operation of the Fund, such as (i) supervising the overall administration of the Fund, including negotiation of contracts and fees with and
the monitoring of performance and billings of the
Fund's transfer agent, shareholder servicing agents, custodian and other independent contractors or agents,
(ii) providing certain compliance, fund accounting, regulatory reporting, and tax reporting services,
(iii) preparing or participating in the preparation of
Board materials, registration statements, proxy
statements and reports and other communications to shareholders, (iv) maintaining the Fund's existence, and (v) during such times as shares are publicly
offered, maintaining the registration and
qualification of the Fund's shares under federal and
state laws.  Notwithstanding the foregoing, the
Manager shall not be deemed to have assumed any duties
with respect to, and shall not be responsible for, the distribution of the shares of any Fund, nor shall the
Manager be deemed to have assumed or have any
responsibility with respect to functions specifically
assumed by any transfer agent, fund accounting agent, custodian, shareholder servicing agent or other agent, in each case employed by the Fund to perform such
functions.
        (c)	The Fund hereby authorizes any entity or
person associated with the Manager which is a member
of a national securities exchange to effect any
transaction on the exchange for the account of the
Fund which is permitted by Section 11(a) of the
Exchange Act and Rule 11a2-2(T) thereunder, and the
Fund hereby consents to the retention of compensation
for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the
Manager agrees that it will not deal with itself, or
with members of the Board or any principal underwriter
of the Fund, as principals or agents in making
purchases or sales of securities or other property for
the account of the Fund, nor will it purchase any
securities from an underwriting or selling group in
which the Manager or its affiliates is participating,
or arrange for purchases and sales of securities
between the Fund and another account advised by the
Manager or its affiliates, except in each case as
permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other
provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of Additional Information relative to the Manager and its directors and officers.
              4.Subject to the Board's approval, the
Manager or the Fund may enter into contracts with one
or more investment subadvisers or subadministrators, including without limitation, affiliates of the
Manager, in which the Manager delegates to such
investment subadvisers or subadministrators any or all
its duties specified hereunder, on such terms as the
Manager will determine to be necessary, desirable or appropriate, provided that in each case the Manager shall supervise the activities of each such subadviser
or subadministrator and further provided that such
contracts impose on any investment subadviser or subadministrator bound thereby all the conditions to which the Manager is subject hereunder and that such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act.
              5.(a)The Manager, at its expense,
shall supply the Board and officers of the Trust with
all information and reports reasonably required by
them and reasonably available to the Manager and shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel
reasonably necessary for the operation of the Fund.
The Manager shall oversee the maintenance of all books
and records with respect to the Fund's securities transactions and the keeping of the Fund's books of account in accordance with all applicable federal and
state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the
Manager hereby agrees that any records that it
maintains for the Fund are the property of the Fund,
and further agrees to surrender promptly to the Fund
any of such records upon the Fund's request.  The
Manager further agrees to arrange for the preservation
of the records required to be maintained by Rule 31a-1
under the 1940 Act for the periods prescribed by Rule
31a-2 under the 1940 Act.  The Manager shall authorize
and permit any of its directors, officers and
employees, who may be elected as Board members or
officers of the Fund, to serve in the capacities in
which they are elected.
        (b)	The Manager shall bear all expenses, and
shall furnish all necessary services, facilities and personnel, in connection with its responsibilities under this Agreement.  Other than as herein
specifically indicated, the Manager shall not be
responsible for the Fund's expenses, including,
without limitation, advisory fees; distribution fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection
with membership in investment company organizations; organization costs of the Fund; the cost (including brokerage commissions, transaction fees or charges, if
any) in connection with the purchase or sale of the
Fund's securities and other investments and any losses
in connection therewith; fees and expenses of
custodians, transfer agents, registrars, independent
pricing vendors or other agents; legal expenses; loan commitment fees; expenses relating to share certificates; expenses relating to the issuing and
redemption or repurchase of the Fund's shares and
servicing shareholder accounts; expenses of
registering and qualifying the Fund's shares for sale
under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses and statements of additional information and any supplements thereto, reports, proxy
statements, notices and dividends to the Fund's
shareholders; costs of stationery; website costs;
costs of meetings of the Board or any committee
thereof, meetings of shareholders and other meetings
of the Fund; Board fees; audit fees; travel expenses
of officers, members of the Board and employees of the
Fund, if any; and the Fund's pro rata portion of
premiums on any fidelity bond and other insurance
covering the Fund and its officers, Board members and employees; litigation expenses and any non-recurring or extraordinary expenses as may arise, including,
without limitation, those relating to actions, suits
or proceedings to which the Fund is a party and the
legal obligation which the Fund may have to indemnify
the Fund's Board members and officers with respect
thereto.
              6.No member of the Board, officer or
employee of the Trust or Fund shall receive from the
Trust or Fund any salary or other compensation as such
member of the Board, officer or employee while he is
at the same time a director, officer, or employee of
the Manager or any affiliated company of the Manager,
except as the Board may decide.  This paragraph shall
not apply to Board members, executive committee
members, consultants and other persons who are not
regular members of the Manager's or any affiliated
company's staff.
              7.As compensation for the services
performed and the facilities furnished and expenses
assumed by the Manager, including the services of any consultants retained by the Manager, the Fund shall pay the Manager, as promptly as possible after the
last day of each month, a fee, computed daily at an
annual rate set forth opposite the Fund's name on
Schedule A annexed hereto, provided however, that if
the Fund invests all or substantially all of its
assets in another registered investment company for
which the Manager or an affiliate of the Manager
serves as investment adviser or investment manager,
the annual fee computed as set forth on such Schedule
A shall be reduced by the aggregate management fees
allocated to that Fund for the Fund's then-current
fiscal year from such other registered investment
company.  The first payment of the fee shall be made
as promptly as possible at the end of the month
succeeding the effective date of this Agreement, and
shall constitute a full payment of the fee due the
Manager for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund in
that period from the beginning of such month to such
date of termination, and shall be that proportion of
such average daily net assets as the number of
business days in such period bears to the number of
business days in such month.  The average daily net
assets of the Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock
Exchange, or such other time as may be determined by
the Board.
              8.	The Manager assumes no
responsibility under this Agreement other than to
render the services called for hereunder, in good
faith, and shall not be liable for any error of
judgment or mistake of law, or for any loss arising
out of any investment or for any act or omission in
the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Manager against any liability to the Fund to which
the Manager would otherwise be subject by reason of
willful misfeasance, bad faith, or gross negligence in
the performance of its duties or by reason of its
reckless disregard of its obligations and duties
hereunder.  As used in this Section 8, the term
"Manager" shall include any affiliates of the Manager performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.
              9.Nothing in this Agreement shall
limit or restrict the right of any director, officer,
or employee of the Manager who may also be a Board
member, officer, or employee of the Trust or the Fund,
to engage in any other business or to devote his time
and attention in part to the management or other
aspects of any other business, whether of a similar
nature or a dissimilar nature, nor to limit or
restrict the right of the Manager to engage in any
other business or to render services of any kind,
including investment advisory and management services,
to any other fund, firm, individual or association.
If the purchase or sale of securities consistent with
the investment policies of the Fund or one or more
other accounts of the Manager is considered at or
about the same time, transactions in such securities
will be allocated among the accounts in a manner
deemed equitable by the Manager.  Such transactions
may be combined, in accordance with applicable laws
and regulations, and consistent with the Manager's
policies and procedures as presented to the Board from
time to time.
              10.For the purposes of this Agreement,
the Fund's "net assets" shall be determined as
provided in the Fund's then-current Prospectus and
Statement of Additional Information and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the
meanings given to them by Section 2(a) of the 1940
Act, subject to such exemptions as may be granted by
the SEC by any rule, regulation or order.
              11.This Agreement will become effective
with respect to the Fund on the date set forth
opposite the Fund's name on Schedule A annexed hereto, provided that it shall have been approved by the
Trust's Board and by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will
continue in effect until November 30, 2007.
Thereafter, if not terminated, this Agreement shall
continue in effect with respect to the Fund, so long
as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the
Fund, provided that in either event the continuance is
also approved by a majority of the Board members who
are not interested persons of any party to this
Agreement, by vote cast in person at a meeting called
for the purpose of voting on such approval.
              12.	This Agreement is terminable with
respect to the Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days' nor less than 30 days' written notice to the Manager, or by the Manager upon not less than 90 days' written notice to the Fund, and will be terminated upon the mutual written consent of the Manager and the Trust. This Agreement shall terminate automatically in the event of its assignment by the Manager and shall not be assignable by the Trust without the consent of the Manager.
              13.The Manager agrees that for services
rendered to the Fund, or for any claim by it in connection with services rendered to the Fund, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust. The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Trust's
Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually.
              14.No provision of this Agreement may
be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Fund's outstanding voting securities.
              15.This Agreement embodies the entire
agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.
Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.
              16.This Agreement shall be construed
and the provisions thereof interpreted under and in accordance with the laws of the State of New York.
 [signature page to follow]


       IN WITNESS WHEREOF, the parties hereto have
caused this Agreement to be executed by their officers
thereunto duly authorized.
LEGG MASON
PARTNERS VARIABLE
INCOME TRUST
                                           By:

                                           Name:
                                           Title:
LEGG MASON
PARTNERS FUND
ADVISOR, LLC
                                           By:

                                           Name:
                                           Title:


Schedule A
Legg Mason Partners Variable Money Market Portfolio
Date:
April 27, 2007
Fee:
The following percentage of the Fund's average daily net assets:
First $1 billion--0.45%
Next $1 billion--0.425%
Next $3 billion--0.40%
Next $5 billion--0.375%
Over $10 billion--0.35%

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